UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 12, 2018

ATRM Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-36318	41-1439182
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 Gershwin Avenue N., Oakdale, Minnesota	55128
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 704-1800

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 12, 2018, ATRM Holdings, Inc. (the “Company”) issued to Lone Star Value Co-Invest I, LP (“LSV Co-Invest I”) an unsecured promissory note in the principal amount of $500,000.00 in exchange for the same amount in cash (the “Note”). The Note was issued pursuant to a securities purchase agreement by and between the Company and LSV Co-Invest I dated as of the same date. The Note bears interest at 10.0% per annum, with interest payable semiannually; provided, however, LSV Co-Invest I may elect to receive any interest payment in-kind (“PIK Interest”) at an annual rate of 12.0%, so long as any such interest payment is made either (x) entirely in PIK Interest or (y) 50% cash and 50% PIK Interest. Any unpaid principal and interest under the Note is due on January 12, 2020. The Company may prepay the Note at any time after a specified amount of advance notice to LSV Co-Invest I (subject to certain restrictions under the Company’s existing loan agreements). The Note provides for customary events of default, the occurrence of any of which may result in the principal and unpaid interest then outstanding becoming immediately due and payable.

As of January 12, 2018, in addition to the Note, LSV Co-Invest I held 342,776 shares of the Company’s 10.00% Series B Cumulative Preferred Stock (the “Series B Stock”), and Lone Star Value Investors, LP (“LSVI”), an affiliate of LSV Co-Invest I, held 1,067,885 shares of the Company’s common stock, or approximately 44.6% of its outstanding shares, and 203,689 shares of the Series B Stock. Additionally, 10,000 shares of the Company’s common stock are held in an account managed by Lone Star Value Management, LLC (“LSVM”), an affiliate of LSVI and LSV Co-Invest I. Jeffrey E. Eberwein, Chairman of the Company’s Board of Directors, is the manager of Lone Star Value Investors GP, LLC, the general partner of LSVI and LSV Co-Invest I, and sole member of LSVM, the investment manager of LSVI. The Company’s sale of the Note to LSV Co-Invest I was approved by the independent members of the Company’s Board of Directors.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Promissory Note, dated January 12, 2018, made by ATRM Holdings, Inc. for the benefit of Lone Star Value Co-Invest I, LP.

10.1	Securities Purchase Agreement, dated as of January 12, 2018, by and between ATRM Holdings, Inc. and Lone Star Value Co-Invest I, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRM Holdings, Inc.

Dated: January 19, 2018	By:	/s/ Stephen A. Clark
	Name:	Stephen A. Clark
	Title:	Chief Financial Officer